UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2024 (January 30, 2024)

Mars Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41619	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Americas Tower, 1177 Avenue of The Americas, Suite 5100 New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866)-667-6277

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, par value $0.000125, and one right entitling the holder to receive 2/10 of an ordinary share	MARXU	The Nasdaq Stock Market LLC
Ordinary Shares, $0.000125 par value	MARX	The Nasdaq Stock Market LLC
Rights to receive two-tenths (2/10) of one ordinary share	MARXR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2024, Mars Acquisition Corp. (“Mars” and the “Company”) held the extraordinary general meeting of shareholders of the Company (the “Shareholder Meeting”) to amend (the “Articles Amendment”), by way of special resolution, the Company’s amended and restated memorandum and articles of association to extend the date by which the Company has to consummate a business combination from February 16, 2024 to November 16, 2024 for a total of an additional nine months, unless the closing of a business combination shall have occurred prior thereto (the “Extension Amendment Proposal”).

At the Shareholder Meeting, the shareholders of the Company also approved a redemption limitation amendment proposal to amend, by way of special resolution, the Company’s amended and restated memorandum and articles of association to remove the limitation that holders of ordinary shares may not redeem ordinary shares issued as part of the units sold in Mars’s initial public offering (“Public Shares”) to the extent that such redemption would result in Mars having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended), of less than $5,000,001 (the “Redemption Limitation”) in order to allow Mars to redeem Public Shares, irrespective of whether such redemption would exceed the Redemption Limitation (the “Redemption Limitation Amendment,” and such proposal, the “Redemption Limitation Amendment Proposal” and together with the Extension Amendment Proposal, the “Proposals”).

In addition, shareholders of the Company also approved an adjournment proposal to adjourn, by way of ordinary resolution, the Shareholder Meeting to a later date or dates, if necessary, (a) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Shareholder Meeting, there are insufficient Mars ordinary shares represented (either in person or by proxy) at the Shareholder Meeting to approve the Proposals, or (b) where the board of directors has determined it otherwise necessary (the “Adjournment Proposal”).

The shareholders of the Company approved the Proposals at the Shareholder Meeting and on January 30, 2024, the Company will subsequently file the Articles Amendment with the Registrar of Companies of the Cayman Islands.

The foregoing description is qualified in its entirety by reference to the Articles Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 30, 2024, the Company held the Shareholder Meeting to approve the Proposals, and if necessary, then Adjournment Proposal, which are more fully described in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on January 11, 2024. As there were sufficient votes to approve the Proposals at the Shareholder Meeting, the Adjournment Proposal was not presented to shareholders.

Holders of 9,292,000 ordinary shares of the Company held of record as of January 4, 2024, the record date for the Shareholder Meeting, were present in person or by proxy at the meeting, representing approximately 74.25% of the voting power of the Company’s ordinary shares as of the record date for the Shareholder Meeting, and constituting a quorum for the transaction of business.

The voting results for the Proposals were as follows:

The Extension Amendment Proposal

For	Against	Abstain
6,182,470	717,235	0

The Redemption Limitation Amendment Proposal

For	Against	Abstain
6,182,470	717,235	0

The Adjornment Proposal

For	Against	Abstain
6,182,470	717,235	0

In connection with the vote to approve the Proposals, holders of 4,818,568 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.68 per share, for an aggregate redemption amount of approximately $51,462,306.24.

Item 8.01. Other Events

In connection with the Company’s Shareholder Meeting to approve the Extension Amendment Proposal, the Company and its Sponsor entered into non-redemption agreements (the “Non-Redemption Agreements”) on substantially the same terms with several unaffiliated third parties who are also Mars’ existing shareholders (the “Investors”), pursuant to which such Investors agreed not to redeem an aggregate of 1,550,000 ordinary shares of the Company in connection with the Extension Amendment Proposal. In exchange for the foregoing commitments not to redeem such ordinary shares of the Company, Mars and the Sponsor will agree to cause ScanTech AI Systems Inc., the surviving entity of the initial business combination (“Pubco”), to issue to Investors an aggregate of 310,000 common stock of Pubco following the consummation of the initial business combination.

The foregoing summary of the Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement filed as Exhibit 10.1 on the Current Report on Form 8-K, dated January 24, 2024.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Amendment to Amended and Restated Memorandum and Articles of Association
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2024	Mars Acquisition Corp.

	By:	/s/ Karl Brenza
	Name:	Karl Brenza
	Title:	Chief Executive Officer